Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:

We consent to incorporation by reference herein of our report dated February 7, 2000 relating to the consolidated financial statements of Zions Bancorporation as of December 31, 1999, and for each of the years in the two year period then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Zions Bancorporation, and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /S/KPMG LLP


Salt Lake City, Utah
April 13, 2001